Exhibit 3.1

AMENDED AND RESTATED BYLAWS OF

BAIRNCO CORPORATION

ARTICLE I

Offices

Section 1.

Delaware Office.  The office of Bairnco Corporation (the “Corporation”) within the State of Delaware shall be in the City of Wilmington, County of New Castle.

Section 2.

Other Offices.  The Corporation may also have an office or offices and keep the books and records of the Corporation, except as otherwise may be required by law, in such other place or places, either within or without the State of Delaware, as the Board of Directors of the Corporation may from time to time determine or the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders

Section 1.

Place of Meetings.  All meetings of holders of shares of capital stock of the Corporation shall be held at the office of the Corporation in the State of Delaware or at such other place, within or without the State of Delaware, as may from time to time be fixed by the Board.

Section 2.

Annual Meetings.  An annual meeting of stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting (an “Annual Meeting”) shall be held on such date and at such time as may be fixed by the Board.  If the Annual Meeting shall not be held on the day designated, the Board shall call a special meeting of stockholders as soon as practicable for the election of directors.

Section 3.

Special Meetings.  Except as required by law, and subject to the rights of holders of any series of Preferred Stock, a special meeting of stockholders may be called at any time by the Board of Directors, the Chairman or the President, and shall be called by any of them or by the Secretary upon receipt of a written request to do so (i) specifying the matter or matters, appropriate for action at such a meeting, proposed to be presented at the meeting, and (ii) signed by holders of record of a majority of the shares of stock that would be entitled to be voted on such matter or matters if the meeting were held on the day such request is received and the record date for such meeting were the close of business on the preceding day.  Any such meeting shall be held at such time and at such place, within or without the State of Delaware as shall be determined by the Board of Directors or by the officer calling such meeting and as shall be stated in the notice of such meeting; provided, however, that any meeting called by the Secretary in response to a written request from the holders of a majority of the outstanding shares entitled to vote at such meeting shall be called for time and place selected by the Secretary but in no event for a date that is later than the later of (a) the meeting date requested by stockholders in the written request to the Secretary, or (b) 70 days from the Secretary’s receipt of the stockholders’ written request.

Section 4.

Notice of Meetings.  Except as otherwise may be required by law, notice of each meeting of stockholders, whether an Annual Meeting or a special meeting, shall be in writing, shall state the purpose or purposes of the meeting, the place, date and hour of the meeting and, unless it is an Annual Meeting, shall indicate that the notice is being issued by or at the direction of the person or persons calling the meeting, and a copy thereof shall be delivered or sent by mail, not less than 10 nor more than 60 days before the date of said meeting, to each stockholder entitled to vote at such meeting.  If mailed, such notice shall be directed to such stockholder at his address as it appears on the stock records of the Corporation, unless he shall have filed with the Secretary a written request that notices to him be mailed to some other address, in which case it shall be directed to him at such other address.  Notice of an adjourned meeting need not be given if the time and place to which the meeting is to be adjourned was announced at the meeting at which the adjournment was taken, unless (i) the adjournment is for more than 30 days or (ii) the Board shall fix a new record date for such adjourned meeting after the adjournment.

Section 5.

Quorum.  At each meeting of stockholders of the Corporation, the holder of shares having a majority of the voting power of the capital stock of the Corporation issued and outstanding and entitled to vote thereat shall be present or represented by proxy to constitute a quorum for the transaction of business, except as otherwise provided by law.

Section 6.

Adjournments.  In the absence of a quorum at any meeting of stockholders or any adjournment or adjournments thereof, holders of shares having a majority of the voting power of the capital stock present or represented by proxy at the meeting may adjourn the meeting from time to time until a quorum shall be present or represented by proxy.  At any such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called if a quorum had been present or represented by proxy thereat.

Section 7.

Order of Business.

(a)

At any Annual Meeting, only such business shall be conducted as shall have been brought before the Annual Meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder who complies with the procedures set forth in this Section 7. At any special meeting, only such business shall be conducted as shall have been set forth in the notice of such meeting.

(b)

For business properly to be brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.  To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting at which such business will be considered; provided, however, that if the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.  To be in proper written form, a stockholder’s notice to the Secretary shall be set forth in writing as to each matter the stockholder purposes to bring before the meeting:  (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business; (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business.  Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at a meeting of stockholders except in accordance with the procedures set forth in this Section 7.  The chairman of a meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 7 and, if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 8.

Voting.  Except as otherwise provided in the Certificate of Incorporation of the Corporation or in a resolution of the Board of Directors adopted pursuant to the Certificate of Incorporation establishing a series of Preferred Stock of the Corporation (“Preferred Stock”), at each meeting of stockholders, every stockholder of the Corporation shall be entitled to one vote for every share of capital stock standing in his name on the stock records of the Corporation (i) at the time fixed pursuant to Section 6 of Article VII of these By-Laws as the record date for the determination of stockholders entitled to vote at such meeting, or (ii) if no such record date shall have been fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given.  At each meeting of stockholders, all matters (except as otherwise provided in Section 3 of Article III of these By-Laws and except in cases where larger vote is required by law or by the Certificate of Incorporation of the Corporation or these By-Laws) shall be decided by a majority of the votes cast at such meeting by the holders of shares of capital stock present or represented by proxy and entitled to vote thereon, a quorum being present.

Section 9.

Inspectors.  For each election of directors by the stockholders and in any other case in which it shall be advisable, in the opinion of the Board, that the voting upon any matter shall be conducted by inspectors of election, the Board shall appoint two inspectors of election.  If, for any such election of directors or the voting upon any such other matter, any inspector appointed by the Board shall be unwilling or unable to serve, or if the Board shall fail to appoint inspectors, the chairman of the meeting shall appoint necessary inspector or inspectors.  The inspectors so appointed, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of inspectors with strict impartiality, and according to the best of their ability, and the oath so taken shall be subscribed by them.  Such inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each of the shares represented at the meeting, the existence of a quorum, and the validity and effect proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders.  On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and shall execute a certificate of any fact found by them.  No director or candidate for the office of director shall act as an inspector of election of directors.  Inspectors need not be stockholders.

ARTICLE III

Directors

Section 1.

Powers.  The business of the Corporation shall be managed under the direction of the Board.  The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by law or otherwise directed or required to be exercised or done by the stockholders.

Section 2.

Number, Election and Terms.  The authorized number of directors may be determined from time to time by a vote of a majority of the then authorized number of directors; provided, however, that such number shall not be less than a minimum of three nor more than a maximum of fifteen; and provided, further, that such number and such minimum and maximum may be increased or decreased pursuant to resolution of the Board.  The directors shall be elected at the Annual Meeting of stockholders to hold office, subject to Sections 9 and 10 of Article III of these By-Laws, until the next Annual Meeting of stockholders and until their respective successors arc elected and qualified.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors, and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board, or by a sole remaining director, and the directors so chosen shall hold office, subject to Sections 9 and 10 of Article III of these By-Laws, until the next Annual Meeting of stockholders and until their respective successors are elected and qualified.  No decrease in the number of directors constituting the Board shall shorten the terms of any incumbent director.

Section 3.

Nominations of Directors; Elections.  Nominations for the election of directors may be made by the Board or a committee appointed by the Board, or by any stockholder entitled to vote generally in the election of directors who complies with the procedures set forth in this Section 3.  Directors shall be at least 21 years of age.  Directors need not be stockholders.  At each meeting of stockholders for the election of directors at which a quorum is present, the persons receiving a plurality of the votes cast shall be elected directors.  All nominations by stockholders shall be made pursuant to timely notice in proper written form to the Secretary of the Corporation.  To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.  To be in proper written form, such stockholder’s notice shall set forth in writing (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor regulation or law including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as director if elected; and (ii) as to the stockholder giving the notice, (x) the name and address, as they appear on the Corporation’s books, of such stockholder and (y) the class and number of shares of the Corporation which are beneficially owned by such stockholder.  In the event that a stockholder seeks to nominate one or more directors, the Secretary shall appoint two inspectors, who shall not be affiliated with the Corporation, to determine whether a stockholder has complied with this Section 3.  If the inspectors shall determine that a stockholder has not complied with this Section 3, the inspectors shall direct the chairman of the meeting to declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws of the Corporation, and the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

Section 4.

Place of Meetings.  Meetings of the Board shall be held at the Corporation’s office in the State of Delaware or at such other place, within or without such State, as the Board may from time to time determine or as shall be specified or fixed in the notice or waiver of notice of any such meeting.

Section 5.

Regular Meetings.  Regular meetings of the Board shall be held in accordance with a yearly meeting schedule as determined by the Board; or such meetings may be held on such other days and at such other times as the Board may from time to time determine.  Notice of regular meetings of the Board need not be given except as otherwise required by these By-Laws.

Section 6.

Special Meetings.  Special meetings of the Board may be called by the Chairman or the President and shall be called by the Secretary at the request of any two of the other directors.

Section 7.

Notice of Meetings.  Notice of each special meeting of the Board (and of each regular) meeting for which notice shall be required), stating the time, place and purposes thereof, shall be mailed to each director, addressed to him at his residence or usual place of business, or shall be sent to him by telex, cable or telegram so addressed, or shall be given personally or by telephone on 24 hours’ notice.

Section 8.

Quorum and Meaner of Acting.  The presence of at least a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board.  If a quorum shall not be present at any meeting of the Board, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.  Except where a different vote is required or permitted by law or these By-Laws or otherwise, the act of a majority of the directors present at any meeting at which a quorum shall be present shall be the act of the Board.  Any action required or permitted to be taken by the Board may be taken without a meeting if all the directors consent in writing to the adoption of a resolution authorizing the action.  The resolution and the written consent thereto by the directors shall be filed with the minutes of the proceedings of the Board.  Any one or more directors may participate in any meeting of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.  Participation by such means shall be deemed to constitute presence in person at a meeting of the Board.

Section 9.

Resignation.  Any director may resign at any time by giving written notice to the Corporation; provided, however, that written notice to the Board, the Chairman of the Board, the President or the Secretary shall be deemed to constitute notice to the Corporation.  Such resignation shall take effect upon receipt of such notice or at any later time specified therein and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

Section 10.

Removal of Directors.  Subject to the rights of holders of any series of Preferred Stock, any director may be removed from office, with or without cause, by the affirmative vote of the holders of a majority of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 11.

Compensation of Directors.  The Board may provide for the payment to any of the directors, other than officers or employees of the Corporation, of a specified amount for services as director or member of a committee of the Board, or of a specified amount for attendance at each regular or special Board meeting or committee meeting, or of both, and all directors shall be reimbursed for expenses of attendance at any such meeting; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

Committees of the Board

Section 1.

Appointment and Powers of Executive Committee.  The Board may, by resolution adopted by the affirmative vote of a majority of the authorized number of directors, designate an Executive Committee of the Board which shall consist of such number of members as the Board shall determine.  Except as provided by Delaware law, during the interval between the meetings of the Board, the Executive Committee shall possess and may exercise all the powers of the Board in the management and direction of all the business and affairs of the Corporation (except the matters hereinafter assigned to any other Committee of the Board) in such manner as the Executive Committee shall deem in the best interests of the Corporation in all cases in which specific directions shall not have been given by the Board.  A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business by the committee and the act of a majority of the members of the committee present at a meeting at which a quorum shall be present shall be the act of the committee.  Either the President or the Chairman of the Executive Committee may call the meetings of the Executive Committee.

Section 2.

Appointment and Powers of Audit Committee.  The Board may, by resolution adopted by the affirmative vote of a majority of the authorized number of directors, designate an Audit Committee of the Board, which shall consist of such members as the Board shall determine.  The Audit Committee shall (i) make recommendations to the Board as to the independent accountants to be appointed by the Board; (ii) review with the independent accountants the scope of their examination; (iii) receive the reports of the independent accountants and meet with representatives of such accountants for the purpose of reviewing and considering questions relating to their examination and such reports; (iv) review, either directly or through the independent accountants, the internal accounting and auditing procedures of the Corporation; and (v) perform such other functions as may be assigned to it from time to time by the Board.  The Audit Committee may determine its manner of acting and for the time and place of its meetings, unless the Board shall otherwise provide.  A majority of the members of the Audit Committee shall constitute a quorum for the transaction of business by the committee and the act of a majority of the members of the committee present at a meeting which a quorum shall be present shall be the act of the committee.

Section 3.

Compensation Committee; Other Committees.  The Board may, by resolution adopted by the affirmative vote of a majority of the authorized number of directors, designate members of the Board to constitute a Compensation Committee and such other committees of the Board as the Board may determine.  Such committees shall in each case consist of such number of directors as the Board may determine, and shall have and may exercise, to the extent permitted by law, such powers as the Board may delegate to them in the respective resolutions appointing them.  Each such committee may determine its manner of acting and fix the time and place of its meeting, unless the Board shall otherwise provide.  A majority of the members of any such committee shall constitute a quorum for the transaction of business by the committee and the act of a majority of the members of such committee present at a matting at which a quorum shall be present shall be the act of the committee.

Section 4.

Action by Consent Participation by Telephone or Similar Equipment.  Unless the Board shall otherwise provide, any action required or permitted to be taken by any committee may be taken without a meeting if all members of the committee consent in writing to the adoption of a resolution authorizing the action.  The resolution and the written consents thereto by the members of the committee shall be feted with the minutes of the proceedings of the committee.  Unless the Board shall otherwise provide, any one or more members of any such committee may participate in any meeting of the committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another.  Participation by such means shall constitute presence in person at a meeting of the committee.

Section 5.

Changes in Committees; Resignations, Removals.  The Board shall have power, by the affirmative vote of a majority of the authorized number of directors, at any time to change the members of, to fill vacancies in, and to discharge any committee of the Board.  Any member of any such committee may resign at any time by giving notice to the Corporation; provided, however, that notice to the Board, the Chairman of the Board, the President, the chairman of such committee or the Secretary shall be deemed to constitute notice to the Corporation.  Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.  Any member of any such committee may be removed at any time, either with or without cause, by the affirmative vote of a majority of the authorized number of directors at any meeting of the Board called for that purpose.

ARTICLE V

Officers

Section 1.

Number and Qualification.  The Corporation shall have such officers as may be necessary or desirable for the business of the Corporation.  There shall be elected by the Board of Directors persons having the titles and exercising the duties (as prescribed by the By-Laws or by the Board) of the Chairman of the Board, President, Vice President, Treasurer and Secretary, and such other persons having such other titles and such other duties as the Board may prescribe.  The same person may hold more than one office.  The Chairman of the Board shall be elected from among the directors.  The President may appoint one or more deputy, associate or assistant officers, or such other agents as may be necessary or desirable for the business of the Corporation.  In case one or more deputy, associate or assistant officers shall be appointed, the officer such appointee assists may delegate to him the authority to perform such of the officer’s duties as the officer may determine.  Unless otherwise determined by the Board, the officers of the Corporation shall be elected by the Board at the annual meeting of the Board, and shall be elected to hold office until the next succeeding annual meeting of the Board.  In the event of the failure to elect officers at such annual meeting, officers may be elected at any regular or special meeting of the Board.  Each officer shall hold office until his successor has been elected and qualified, or until his earlier death, resignation or removal.

Section 2.

Resignations.  Any officer may resign at any time by giving written notice to the Corporation; provided, however, that notice to the Board, the Chairman of the Board, the President or the Secretary shall be deemed to constitute notice to the Corporation.  Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.

Removal.  Any officer or agent may be removed, either with or without cause, at any time, by the Board at any meeting called for that purpose; provided, however, that the President may remove any agent appointed by him.

Section 4.

Vacancies.  Any vacancy among the officers, whether caused by death, resignation, removal or any other cause, shall be filled in the manner prescribed for election or appointment to such office.

Section 5.

Chairman of the Board.  The Chairman shall be the chief executive officer of the Corporation and, under the direction of the Board of Directors, shall have general management and direction of the business and affairs of the Corporation.  He shall have general executive powers as well as the specific powers conferred by these By-Laws or by the Board of Directors.  The Chairman shall preside, when present, at all meetings of the Stockholders and the Board of Directors.

Section 6.

President.  The President shall be the chief operating officer of the Corporation, and under the direction of the Board of Directors he shall, subject to the superior authority of the Chairman, have direct supervision of the business, properties and affairs of the Corporation.  In the absence of the Chairman, he shall preside at all meetings of the Stockholders and the Board of Directors.  He shall have general executive powers, including all powers required by law to be exercised by a president of a corporation as such, as well as the specific powers conferred by these By-Laws or by the Board of Directors.

Section 7.

Vice President.  Each Vice President shall perform such duties and exercise such powers as may be assigned to him from time to time by a resolution of a majority of the Board of Directors.  In the absence of a President, the duties of a President shall be performed and his powers may be exercised by such Vice President as may be designated by the President or, failing such designation, such duties shall be performed and such power may be exercised by each Vice President in the order of their earliest election to that office; subject in any case to review and superseding action by the President.

Section 8.

Treasurer.  The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, shall deposit all moneys and other valuables to the credit of the Corporation in such depositaries as may be designated pursuant to these By-Laws, shall receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever, shall disburse the funds of the Corporation and shall render to all regular meetings of the Board, or whenever the Board may require, an account of all his transactions as Treasurer.  He shall, in general, perform all the duties incident to the office of Treasurer and all such other duties as may be assigned to him from time to time by the President or such other officer to whom the Treasurer reports.

Section 9.

Secretary.  The Secretary shall, if present, act as secretary of, and keep the minutes of all meetings of the Board, the Executive Committee and other committees of the Board and the stockholders in one or more books provided for that purpose, shall see that all notices are duly given in accordance with these By-Laws and as required by law, shall be custodian of the seal of the Corporation and shall affix and attest the seal to all documents to be executed on behalf of the Corporation under its seal.  He shall, in general, perform all the duties incident to the office of Secretary and all such other duties as may be assigned to him from time to time by the President or such other officer to whom the Secretary reports.

Section 10.

Additional Officers.  The Board of Directors may by resolution appoint such other officers and agents as it may deem appropriate, and such other officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the Board of Directors.  The Board of Directors from time to time may delegate to any officer or agent the power to appoint subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.  Any such officer or agent may remove any such subordinate officer or agent appointed by him, with or without cause.

Section 11.

Bonds of Officers.  If required by the Board, any officer of the Corporation shall give a bond for the faithful discharge of his duties in such amount and with such surety or sureties as the Board may require.

Section 12.

Salaries.  The salaries of all officers and agents of the Corporation shall be fixed by the Board.  No officer shall be prevented from receiving any such salary by reason of the fact that he is also a director of the Corporation.

ARTICLE VI

Contracts, Checks, Loans, Deposits, Etc.

Section 1.

Contracts.  The Board may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation, to enter into any contract or to execute and deliver any instrument, which authorization may be general or confined to specific instances; and, unless so authorized by the Board, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or for any amount.

Section 2.

Checks, etc.  All checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed in the name and on behalf of the Corporation in such manner as shall from time to time be authorized by the Board, which authorization may be general or confined to specific instances.

Section 3.

Loans.  No loan shall be contracted on behalf of the Corporation, and no negotiable paper shall be issued in its name, unless authorized by the Board, which authorization may be general or confined to specific instances.  All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board shall authorize.

Section 4.

Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as may be selected by or in the manner designated by the Board.  The Board or its designees may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of the Certificate of Incorporation or these By-Laws, as they may deem advisable.

ARTICLE VII

Capital Stock

Section 1.

Stock Certificates.  Each stockholder shall be entitled to have, in such form as shall be approved by the Board, a certificate or certificates signed by the Chairman of the Board or the President, and by either the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary (except that, when any such certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or an employee of the Corporation, the signatures of any such officers may be facsimiles, engraved or printed), which may be sealed with the seal of the Corporation (which seal may be a facsimile, engraved or printed), certifying the number of shares of capital stock of the Corporation owned by such stockholder.  In the event any officer who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

Section 2.

List of Stockholders Entitled to Vote.  The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make or cause to be prepared or made, at least 10 days before every meeting of stockholders, a compete list of the stockholders entitled to vote at the meeting arranged in alphabetical order, and showing the address of each stockholder and the number of shares of capital stock registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting for the duration thereof, and may be inspected by an stockholder of the Corporation who is present.

Section 3.

Stock Ledger.  The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 2 of this Article VII or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 4.

Transfers of Capital Stock.  Transfers of shares of capital stock of the Corporation shall be made only on the stock ledger of the Corporation by the holder of record thereof, by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, or by the transfer agent of the Corporation, and only on surrender of the certificate or certificates representing such shares, properly endorsed or accompanied by a duly executed stock transfer power.  The Board may make such additional rules and regulations as it may deem advisable concerning the issue and transfer of certificates representing shares of the capital stock of the Corporation.

Section 5.

Lost Certificates.  The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 6.

Fixing of Record Date.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividends or other distributions or allotments of any rights, or entitled to exercise any rights in respect to any change, conversion or exchange of stock, or for the purpose of any other lawful action (other than action by consent in writing without a meeting), the Board may fix, in advance, a record date, which shall not be more than 60 days nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action (other than action by consent in writing without a meeting).  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 7.

Action by Written Consent.  (a) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board.  Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request that the Board fix a record date.  The Board shall promptly, but in all events within 10 days after the date on which such written notice is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board pursuant to the first sentence of this Section 7(a)).  If no record date has been fixed by the Board pursuant to the first sentence of this Section 7(a) or otherwise within 10 days after the date on which such written notice is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by applicable law, shall be the first date after the expiration of such 10 day time period on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  If no record date has been fixed by the Board pursuant to the first sentence of this Section 7(a), the record date for determining stockholders entitled to consent to corporate action in writing without a meeting if prior action by the Board is required by applicable law shall be at the close of business on the date on which the Board adopts the resolution taking such prior action.

(b)

In the event of the delivery, in the manner provided by this Section 7 and applicable law, to the Corporation of written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations.  For the purpose of permitting the inspectors to perform such review, no action by written consent and without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the Corporation in accordance with this Section 7 and applicable law have been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders.  Nothing contained in this Section 7(b) shall in any way be construed to suggest or imply that the Board or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(c)

Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days after the earliest dated written consent received in accordance with this Section 7, a valid written consent or valid written consents signed by a sufficient number of stockholders to take such action are delivered to the Corporation in the manner prescribed in this Section 7 and applicable law, and not revoked.

Section 8.

Beneficial Owners.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VIII

Fiscal Year

The Corporation’s fiscal year shall coincide with the calendar year.

ARTICLE IX

Seal

The Corporation’s seal shall be circular in form and shall include the words, “BAIRNCO CORPORATION, Delaware, 1991, Seal”.

ARTICLE X

Waiver of Notice

Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether signed before or after the time stated in such written waiver, shall be deemed equivalent to such notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when such person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

ARTICLE XI

Amendments

These By-Laws or any of them may be amended or supplemented in any respect at any time, either (i) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting shall have been described or referred to in the notice of such meeting; or (ii) at any meeting of the Board, provided that any amendment or supplement proposed to be acted upon at any such meeting shall have been described or referred to in the notice of such meeting or an announcement with respect thereto shall have been made at the last previous Board meeting, and provided further that no amendment or supplement adopted by the Board shall vary or conflict with any amendment or supplement adopted by the stockholders.

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